UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

SAMSON OIL & GAS LIMITED

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On April 16, 2014, Samson Oil & Gas Limited (“Samson” or the “Company”) (ASX: SSN; NYSE MKT: SSN) entered into Subscription Agreements (the “Subscription Agreements”) with certain investors identified on the signature pages thereto. Pursuant to the Subscription Agreements, Samson placed 290,110,820 ordinary shares (which may be represented by American Depositary Shares, or ADSs) and 87,033,246 warrants to purchase 87,033,246 ordinary shares with investors based in the United States and Australia, raising gross proceeds of US$5,439,578 (before subtracting the placement agents’ fees). The placement was completed at A$0.02 per ordinary share (approximately US$0.375 per ADS), and includes options, or warrants, to purchase an additional 3 shares for every 10 shares subscribed for, at an exercise price of A$0.033 (approximately US$0.61 per ADS). The options/warrants expire on April 30, 2018 and will not be separately listed on the ASX.

Conversion from Australian Dollars to US dollars is based on an exchange rate on April 11, 2014 of A$1.00 per US$0.9375 from the Reserve Bank of Australia.

All of the ordinary shares and ADSs were offered and sold pursuant to an effective shelf registration statement on Form S-3, as amended (Registration No. 333-183327) and a prospectus supplement filed with the SEC in preliminary form on April 15, 2014 and in final form on April 17, 2014.

A copy of the opinion of Squire Sanders, Australian legal counsel to the Company, relating to the legality of the issuance and sale of the ordinary shares, ADSs and warrants, is attached hereto as Exhibit 5.1.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Form of Subscription Agreement (final), dated April 16, 2014, among Samson Oil & Gas Limited and each of the purchasers party thereto.
5.1	Opinion of Squire Sanders
99.1	Press Release dated April 16, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2014

samson oil & gas limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer

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